SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant [x]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[  ]   Preliminary Proxy Statement
[  ]   Confidential, for use of the Commission Staff Only
          (as permitted by Rule 14a-6(e) (2))
[x ]   Definitive Proxy Statement
[  ]   Definitive Additional Materials
[  ]   Soliciting Material Pursuant to Rule 240.14a-11(c) or Rule 240.14a-12

                             1ST SOURCE CORPORATION
                (Name of Registrant as Specified in its Charter)
                ------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x ]    No fee required
[  ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

               (1) Title of each class of securities to which transaction applies:

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               (2) Aggregate number of securities to which transaction applies:

               -----------------------------------------------------------------

               (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

               -----------------------------------------------------------------

               (4) Proposed maximum aggregate value of transaction:

               -----------------------------------------------------------------

               (5) Total fee paid:

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[  ]     Fee paid previously with preliminary materials.

[  ]     Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of filing.

               (1) Amount Previously paid:

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               (2) Form, Schedule or Registration Statement No.:

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               (3) Filing Party:

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               (4) Date Filed:

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




                                                          1st Source Corporation
                                                       100 North Michigan Street
                                                            Post Office Box 1602
                                                      South Bend, Indiana  46634


          NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

TO THE SHAREHOLDERS OF 1ST SOURCE CORPORATION:

The Annual Meeting of Shareholders of 1st Source Corporation will be held at the 1st Source Center, 4th Floor Boardroom, 100 North Michigan Street, South Bend, Indiana, on April 28, 2004, at 10:00 a.m. local time, for the purpose of considering and voting upon the following matters:

1. ELECTION OF DIRECTORS. Election of four directors for terms expiring in 2006 and five directors for terms expiring in 2007.

2. REAPPROVAL OF 1998 PERFORMANCE COMPENSATION PLAN MATERIAL TERMS.
Reapproval of material terms of the 1998 Performance Compensation Plan in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended.

3. OTHER BUSINESS. Such other matters as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on February 20, 2004, are entitled to vote at the meeting.


By Order of the Board of Directors,

John B. Griffith
Secretary


South Bend, Indiana
March 19, 2004





================================================================================
  PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTY IN THE
    ENCLOSED ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY, NEVERTHELESS,
            VOTE IN PERSON AND REVOKE A PREVIOUSLY SUBMITTED PROXY.
================================================================================

                       This page intentionally left blank.

                             1ST SOURCE CORPORATION
       ------------------------------------------------------------------
       100 N. MICHIGAN STREET - P.O. BOX 1602 - SOUTH BEND, INDIANA 46634

                                 PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Shareholders of 1st Source Corporation ("1st Source"), to be held on April 28, 2004, at 10:00 a.m. local time, at the 1st Source Center, 4th Floor Boardroom, South Bend, Indiana. Only Shareholders of record at the close of business on February 20, 2004, will be eligible to vote at the Annual Meeting. The voting securities of 1st Source consist only of Common Stock, of which 21,366,068 shares were outstanding on the record date. Each Shareholder of record on the record date will be entitled to one vote for each share. Cumulative voting is not authorized. The approximate date for making available this Proxy Statement and the form of proxy to Shareholders is March 19, 2004. With respect to each matter to be acted upon at the meeting, abstentions on properly executed proxy cards will be counted for determining a quorum at the meeting; however, such abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted in calculating voting results on those matters for which the shareholder has abstained or the broker has not voted.

The cost of solicitation of proxies will be borne by 1st Source. In addition to the use of mails, proxies may be solicited through personal interview, telephone, and facsimile by directors, officers and regular employees of 1st Source without additional remuneration therefor.

                                  REVOCABILITY

Shareholders may revoke their proxies at any time prior to the meeting by giving written notice to John B. Griffith, Secretary; 1st Source Corporation; Post Office Box 1602; South Bend, Indiana 46634, or by voting in person at the meeting.

                         PERSONS MAKING THE SOLICITATION

This solicitation is being made by the Board of Directors of 1st Source.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Ownership of beneficial owners of more than 5% of the Common Stock outstanding at February 20, 2004:

NAME AND ADDRESS                       TYPE OF OWNERSHIP       AMOUNT        % OF CLASS
---------------------------------------------------------------------------------------
Ernestine M. Raclin(1)                      Direct              167,736         0.78%
100 North Michigan Street                 Indirect (2)        5,612,580        26.27%
South Bend, IN  46601                                         ---------        -----
                                            Total             5,780,316        27.05%
                                                              =========        =====

Christopher  J. Murphy III                  Direct              719,604         3.37%
100 North Michigan  Street                Indirect (3)        2,039,838         9.55%
South Bend, IN 46601                                          ---------        -----
                                            Total             2,759,442        12.92%
                                                              =========        =====

1st Source Bank as Trustee for the          Direct            1,354,819         6.34%
1st Source  Corporation Employees'                            =========        =====
Profit Sharing Plan and Trust

(1)  Mrs. Raclin is the mother-in-law of Mr. Murphy.

(2) Owned indirectly by Mrs. Raclin who disclaims beneficial ownership thereof. Most of these securities are held in trusts, of which 1st Source Bank is the trustee and has sole voting power. While Mrs. Raclin is an income beneficiary of many of these trusts, the ultimate benefit and ownership will reside in her children and grandchildren.

(3) Owned indirectly by Mr. Murphy who disclaims beneficial ownership thereof. The securities are held by Mr. Murphy's wife and children, or in trust or limited partnerships for the benefit of his wife and children. Mr. Murphy is not a current income beneficiary of most of the trusts. Due to the structure of various trusts and limited partnerships, 665,308 shares are shown both in Mr. Murphy's and Mrs. Raclin's ownership.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

The Board of Directors knows of no matters to come before the Annual Meeting other than the matters referred to in this Proxy Statement. However, if any other matters should properly come before the meeting, the persons named in the enclosed proxy intend to vote in accordance with their best judgment. No director, nominee for election as director, nor executive officer of 1st Source has any special interest in any matter to be voted upon other than (i) election to the Board of Directors and (ii) officers may have an interest in Proposal Number 2, relating to the 1998 Performance Compensation Plan, as described more fully herein. Directors, executive officers, and voting trustees have indicated that they intend to vote for all directors as listed in Proposal Number 1 and for Proposal Number 2.

                    PROPOSAL NUMBER 1: ELECTION OF DIRECTORS

The Board of Directors is divided into three (3) groups of directors whose terms expire at different times. At the 2004 Annual Meeting, four (4) directors are to be elected for terms expiring in 2006 and five (5) directors are to be elected for terms expiring in 2007, or until the qualification and election of a successor. Directors will be elected by a plurality of the votes cast.

The following information is submitted for each nominee as well as each director and each non-director executive officer continuing in office.

                                                                                           BENEFICIAL OWNERSHIP
                                                                                           OF EQUITY SECURITIES(1)
                                                                                           -----------------------
                                                                              YEAR
                                                                           IN WHICH
                                                                          DIRECTORSHIP         COMMON       % OF
NAME                        AGE     PRINCIPAL OCCUPATION(3)                  ASSUMED            STOCK       CLASS
------------------------------------------------------------------------------------------------------------------
                                    NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
TERMS EXPIRING IN APRIL, 2006
-----------------------------
Terry L. Gerber             63      President and Chief Executive                               9,431       *
                                    Officer, Gerber Manufacturing
                                    Company, Inc. (clothing
                                    manufacturer); and 1st Source Bank
                                    Director since 1989

Craig A. Kapson             53      President, Jordan Automotive Group                         24,558       *
                                    (automotive dealerships); and 1st
                                    Source Bank Director since 1988

John T. Phair               54      President, Holladay Properties (real                       40,893       *
                                    estate development); and 1st Source
                                    Bank Director since 1989

Mark D. Schwabero           51      Formerly, President and Chief                               1,438       *
                                    Executive Officer, Hendrickson
                                    International (heavy-duty
                                    transportation products); and 1st
                                    Source Bank Director since 1996
TERMS EXPIRING IN APRIL, 2007
-----------------------------
David C. Bowers             67      Formerly, Executive Vice President,        2003             1,819       *
                                    Park National Bank and Secretary and
                                    Chief Financial Officer, Park
                                    National Corporation (financial
                                    services)

Daniel B. Fitzpatrick       46      Chairman, President, Chief Executive       1995            36,870       *
                                    Officer and Director, Quality
                                    Dining, Inc. (quick service and
                                    casual dining restaurant operator)

Wellington D. Jones III     59      Executive Vice President, 1st Source       1998           234,125       1.10%
                                    Corporation, and President and Chief
                                    Operating Officer, 1st Source Bank;
                                    prior thereto, Executive Vice
                                    President, 1st Source Corporation
                                    and 1st Source Bank


                                       3

                                                                                           BENEFICIAL OWNERSHIP
                                                                                           OF EQUITY SECURITIES(1)
                                                                              YEAR         -----------------------
                                                                            IN WHICH
                                                                          DIRECTORSHIP         COMMON        % OF
NAME                        AGE     PRINCIPAL OCCUPATION(3)                 ASSUMED            STOCK         CLASS
------------------------------------------------------------------------------------------------------------------

                                    NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

Dane A. Miller, Ph.D.       58      President, Chief Executive Officer         1987            18,804       *
                                    and Director, Biomet, Inc. (medical
                                    products and technology)

Toby S. Wilt                59      Chairman, Christie Cookie Company          2002            10,000       *
                                    (gourmet foods); President, TSW
                                    Investment Company; Director,
                                    Outback Steakhouse, Inc.; and
                                    Director, TLC Vision Corporation

                                    DIRECTORS CONTINUING IN OFFICE
TERMS EXPIRING IN APRIL, 2005
-----------------------------
Lawrence E. Hiler           58      Chairman, Hiler Industries (metal          1992             2,166       *
                                    castings)

Rex Martin                  52      Chairman, President and Chief              1996             2,768       *
                                    Executive Officer, NIBCO, Inc.
                                    (copper and plastic plumbing parts
                                    manufacturer); and Director,
                                    Coachmen Industries, Inc.

Christopher J. Murphy III   57      Chairman of the Board,  President,         1972         2,759,442 (2)  12.92%
                                    and Chief Executive Officer, 1st
                                    Source Corporation; and Chairman of the
                                    Board and Chief Executive Officer,
                                    1st Source Bank; prior thereto, President
                                    and Chief Executive Officer, 1st
                                    Source Corporation and 1st Source
                                    Bank; and Director, Quality Dining, Inc.

Timothy K. Ozark            54      Chairman and Chief Executive               1999             5,300       *
                                    Officer, Aim Financial Corporation
                                    (mezzanine funding and leasing)


                                                                                           BENEFICIAL OWNERSHIP
                                                                                           OF EQUITY SECURITIES(1)
                                                                             YEAR
                                                                           IN WHICH
                                                                          DIRECTORSHIP         COMMON         % OF
NAME                        AGE     PRINCIPAL OCCUPATION(3)                  ASSUMED           STOCK         CLASS
------------------------------------------------------------------------------------------------------------------
                                    DIRECTORS CONTINUING IN OFFICE
TERMS EXPIRING IN APRIL, 2006
-----------------------------

William P. Johnson          61      President, Flying J, LLC (consulting);     1996            17,288       *
                                    prior thereto, Chief Executive Officer,
                                    Goshen Rubber Co., Inc. (rubber and
                                    plastic parts manufacturer); and
                                    Director, Coachmen Industries, Inc.


                                    NON-DIRECTOR EXECUTIVE OFFICERS


Richard Q. Stifel           62      Executive Vice President,
                                    Business Banking Group,
                                    1st Source Bank (since 1992)                              101,967       *

Allen R. Qualey             51      President and Chief Operating Officer,                     91,475       *
                                    Specialty Finance Group,
                                    1st Source Bank (since 1997)

John B. Griffith            46      Senior Vice President, General Counsel                      7,124       *
                                    and Secretary, 1st Source Corporation and
                                    1st Source Bank (since 2001); prior thereto,
                                    Partner, McDermott, Will & Emery, and
                                    Partner, Winston & Strawn

Larry E. Lentych            57      Senior Vice President, Treasurer and Chief                 69,590       *
                                    Financial Officer, 1st Source Corporation and
                                    1st Source Bank (since 1988)

All Directors and Executive Officers as a Group (18 persons)                                3,435,058      16.08%

*    Represents holdings of less than 1%.

(1) Based on information furnished by the directors and executive officers as of February 20, 2004.

(2) The amounts shown include shares of Common Stock held directly or indirectly in the following amount by the spouse and other family members of the immediate household of Christopher J. Murphy III, who disclaims beneficial ownership of such securities: 2,039,838 shares. Voting authority for 961,106 shares owned beneficially by Mr. Murphy is vested in 1st Source Bank as Trustee for various family trusts. Investment authority for those shares is held by 1st Source Bank as Trustee of the underlying trusts.

(3) The principal occupation represents the employment for the last five years for each of the named directors and executive officers. Directorships presently held in other registered corporations are also disclosed.

Directors and officers of 1st Source and their affiliates were customers of and had transactions with 1st Source and its subsidiaries in the ordinary course of business during 2003 and in compliance with applicable federal and state laws and regulations. Additional transactions are expected to take place in the ordinary course of business in the future. All outstanding loans and commitments were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility, or present other unfavorable features. Credit underwriting procedures followed were no less stringent than those for comparable transactions with other borrowers.

Mr. Kapson is President and a principal shareholder of Jordan Motors, Inc., an automobile dealership. 1st Source Bank has established an ongoing relationship with Jordan Motors in which Jordan Motors facilitates the purchase of automobiles by car rental companies that are commercial lending customers of the Bank. Where the customer chooses to utilize this arrangement, the purchase price of such vehicles is funded by the Bank as a loan to the customer on customary terms. During 2003 the Bank loaned customers approximately $4.0 million for the purchase of automobiles from Jordan Motors, which amount included service fees paid to Jordan of less than $18,000 in the aggregate. Also during 2003 the Bank purchased vehicles in an aggregate amount of approximately $456,000 from Jordan Motors for lease to various commercial finance customers of the Bank on customary terms. Revenues from all of the foregoing represented less than 0.16% of 2003 revenues of Jordan Motors.

             BOARD COMMITTEES AND OTHER CORPORATE GOVERNANCE MATTERS

In January 2004 the Board of Directors adopted Corporate Governance Guidelines to ensure and document the Company's existing high standards for corporate governance. The Corporate Governance Guidelines are in accordance with the listing standards of the Nasdaq Stock Market and SEC rules. The Corporate Governance Guidelines are available on the Company's website at www.1stsource.com.

DIRECTOR INDEPENDENCE -- The Board assesses each director's independence in accordance with the Corporate Governance Guidelines. The Corporate Governance Guidelines define an independent director as one who has no relationship to the Company that would interfere with the exercise of independent judgment in carrying out responsibilities as a director of the Company and who are otherwise "independent" under the listing standards of the Nasdaq Stock Market. The Board has determined, after careful review, that each member of the Board is independent as defined in the Company's Corporate Governance Guidelines, with the exception of Mr. Murphy and Mr. Jones, who are employed by the Company. Accordingly, nine out of the eleven current members of the Board are independent directors.

BOARD COMMITTEES -- 1st Source and its major subsidiary, 1st Source Bank, share the following permanent committees made up of board members of both organizations. Executive and Governance, Nominating, Audit, Human Resources and Executive Compensation Committee members are appointed annually after the Annual Meeting of Shareholders.


COMMITTEE                     MEMBERS                         FUNCTIONS                                 2003 MEETINGS
------------------------------------------------------------------------------------------------------------------------------------
Executive and Governance(3)   Christopher J. Murphy III (1)   o Serve as senior committee with              0 (4)
                              Daniel B. Fitzpatrick             oversight responsibility for
                              William P. Johnson                effective governance of the Company.
                              Rex Martin                      o Power to act for the Board of
                              Timothy K. Ozark                  Directors between meetings subject
                              Toby S. Wilt                      certain statutory limitations.
                                                              o Identify and monitor the appropriate
                                                                structure of the Board.
                                                              o Select Board members for committee
                                                                assignments.


COMMITTEE                     MEMBERS                         FUNCTIONS                                 2003 MEETINGS
------------------------------------------------------------------------------------------------------------------------------------
Nominating(5)                 William P. Johnson(1)           o Identify, evaluate, recruit and select      0
                              Rex Martin                        qualified candidates for election,
                              Timothy K. Ozark                  re-election or appointment to the
                              Toby S. Wilt                      Board of Directors.
                                                              o See also "Nominating Committee
                                                                Information" below.

Audit                         Rex Martin(1)                   o Select the Company's outside independent    4
                              David C. Bowers                   accountants.
                              Daniel B. Fitzpatrick           o Review the scope and results of the
                              Lawrence E. Hiler                 audits by the internal audit staff
                              Dane A. Miller                    and the independent accountants.
                              Timothy K. Ozark                o Review the adequacy of the accounting
                              Toby S. Wilt                      and financial controls and presents  the
                              Terry L. Gerber(2)                results to the Board of Directors with
                              David L. Lerman(2)                respect to accounting practices and
                              John T. Phair(2)                  internal procedures. Also makes
                                                                recommendations for improvements in such
                                                                procedures.
                                                              o See also "Report of the Audit Committee"
                                                                below.

Human Resources  (6)          Craig A. Kapson(1)(2)           o Establish wage and benefit policies         3
                              William P. Johnson                for 1st Source and its subsidiaries.
                              Marilou Eldred(2)
                              Hollis E. Hughes, Jr.(2)
                              H. Thomas Jackson(2)
                              Mark D. Schwabero(2)

Executive Compensation(6)     Timothy K. Ozark(1)             o Determine compensation for senior           4
                              William P. Johnson                management personnel, review the
                              Rex Martin                        Chief Executive Officer and manage
                              Toby S. Wilt                      the Company's stock plans.

(1)  Committee chairman

(2)  1st Source Bank director

(3) On January 29, 2004 the Board changed this committee's name from the Executive Committee to the Executive and Governance Committee to reflect its responsibility for corporate governance issues. The charter of the committee is available on the Company's website at www.1stsource.com.

(4) An ad hoc subcommittee of the Executive Committee met twice during 2003 to discuss corporate governance issues.

(5) This committee was formed on January 29, 2004. Its responsibilities formerly were carried out by the Executive Committee.

(6) On January 29, 2004 the Board combined the Human Resources Committee and Executive Compensation Committees, effective immediately after the 2004 Annual Meeting of Shareholders.

MEETINGS OF THE BOARD OF DIRECTORS AND DIRECTORS' COMPENSATION -- The Board of Directors held eight meetings in 2003. No incumbent directors attended fewer than 75% of the aggregate total meetings of the Board of Directors and all committees of the board of 1st Source on which they served. Directors receive fees in the amount of $10,000 per year, and $750 per board meeting and committee meeting attended ($1,000 per Audit Committee meeting attended). Committee chairpersons receive $1,000 per meeting ($1,750 per Audit Committee meeting attended). Total fees paid in 2003 were $243,750.

ANNUAL MEETING ATTENDANCE -- Per the Company's Corporate Governance Guidelines, directors are expected to attend the Annual Meeting of shareholders. The Chairman of the Board presides at the Annual Meeting, and the Board of Directors holds one of its regular meetings in conjunction with the Annual Meeting of shareholders. All members of the Board at the time of the Company's 2003 Annual Meeting of shareholders attended that meeting.

CODE OF ETHICAL CONDUCT -- The Board of Directors has adopted a Code of Ethical Conduct for Financial Managers, which is available on the Company's website at www.1stsource.com. The Code of Ethical Conduct for Financial Managers constitutes a code of ethics as defined in Section 406(c) of the Sarbanes-Oxley Act of 2002 and applies to the Chief Executive Officer, Chief Financial Officer, Controller and other individuals performing similar accounting or financial reporting functions for the Compnay.

SHAREHOLDER COMMUNICATIONS -- Communications to the Board of Directors from shareholders are welcomed. All written communications should be directed to the attention of the Chairman of the Executive and Governance Committee. The Chairman of the Executive and Governance Committee shall either (i) relay a shareholder communication to the full board or an appropriate committee chairman, or (ii) where he feels that the communication is not appropriate to relay, at least provide a copy of the communication and an indication of his proposed disposition to the General Counsel, or another independent director, either of whom may forward the communication to any other directors if they deem it prudent or appropriate to do so. The Chairman of the Executive and Governance Committee shall forward all recommendations for board nominees submitted by shareholders to the Chairman of the Nominating Committee.

                        NOMINATING COMMITTEE INFORMATION

The Board of Directors formed an independent Nominating Committee in January 2004. Its responsibilities were formerly carried out by the Executive Committee. The charter of the Nominating Committee is available on the Company's website at www.1stsource.com. All members of the Nominating Committee (see "Board Committees" above) comply with the independence requirements of the Nasdaq Stock Market listing standards.

The purpose of the Nominating Committee is to identify, evaluate, recruit and select qualified candidates for election, re-election, or appointment to the Board. The Nominating Committee may use multiple sources for identifying and evaluating nominees for directors, including referrals from current directors and executive officers and recommendations by shareholders. Candidates recommended by shareholders will be evaluated in the same manner as candidates identified by any other source. In order to give the Nominating Committee adequate time to evaluate recommended director candidates, shareholder recommendations should be submitted in writing at least 120 days prior to the next Annual Meeting to be held on or about April 28, 2005. Nominations should be addressed to the attention of the Chairman, Executive and Governance Committee, c/o 1st Source Corporation.

The Nominating Committee will select new or incumbent nominees or recommend to the Board replacement nominees considering the following criteria:

o    Whether the nominee is under the mandatory retirement age of 70;
o Personal qualities and characteristics, accomplishments and reputation in the business community;
o Current knowledge and contacts in the communities or industries in which the Company does business;
o Ability and willingness to commit adequate time to Board and Committee matters;
o The fit of the individual's skills with those of other directors and potential directors in building a Board that is effective and responsive to the needs of the Company; and
o    Diversity of viewpoints, background, experience and other demographics.

The new nominees for election at the 2004 Annual Meeting (David C. Bowers, Terry
L. Gerber, Craig A. Kapson, John T. Phair, and Mark D. Schwabero) were recommended by the Chief Executive Officer and by non-management directors and approved by the Nominating Committee.

                          REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees 1st Source's financial reporting process on behalf of the Board of Directors, retains and oversees the Company's independent auditors and approves all audit and non-audit services provided by the independent auditors. The Board of Directors has adopted a Charter for the Audit Committee to set forth its authority and responsibilities. A copy of this Charter is included in this proxy statement as Exhibit A. All of the members of the Committee are independent as defined in the listing standards of the Nasdaq Stock Market and SEC rules. The Board has determined that David C. Bowers, Daniel B. Fitzpatrick, Lawrence E. Hiler, Rex Martin, Dane A. Miller, Timothy K. Ozark, and Toby S. Wilt qualify as audit committee financial experts, as defined by SEC guidelines.

The Committee reviewed the audited financial statements in the Annual Report with management. The Committee also reviewed the financial statements with 1st Source's independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. The Committee also considered with the auditors their judgments as to the quality, not just the acceptability, of 1st Source's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and 1st Source, including the matters in the written disclosures required by the Independence Standard Board, and considered the compatibility of nonaudit services provided by the independent auditors to 1st Source with the auditors' independence.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

                                      AUDIT COMMITTEE
                                    Rex Martin, Chairman
            David C. Bowers                                Daniel B. Fitzpatrick
            Terry L. Gerber                                    Lawrence E. Hiler
            David L. Lerman                                       Dane A. Miller
            Timothy K. Ozark                                       John T. Phair
            Toby S. Wilt

                       REMUNERATION OF EXECUTIVE OFFICERS

The following tables set forth all aggregate remuneration accrued by 1st Source and its subsidiaries in 2003 for 1st Source's chief executive officer and each of 1st Source's other four most highly compensated executive officers.


                                                       SUMMARY COMPENSATION TABLE

                                                  ANNUAL                                        LONG-TERM
                                                COMPENSATION                                  COMPENSATION
                                                                                          AWARDS       PAYOUTS
(a)                                   (b)      (c)         (d)           (e)              (f)            (g)              (h)
                                                                                        SECURITIES
                                                                      OTHER ANNUAL      UNDERLYING       LTIP           ALL OTHER
NAME AND PRINCIPAL POSITION(1)        YEAR     SALARY      BONUS(2)   COMPENSATION     OPTIONS (#SH)   PAYOUTS(2)    COMPENSATION(3)
------------------------------------------------------------------------------------------------------------------------------------
Christopher J. Murphy III             2003   $570,000    $      -(4)    $27,996                 -      $ 43,550          $977,487(4)
Chairman,  President & CEO,           2002    565,659           -        27,990                 -       129,017            14,000(5)
1st Source, and Chairman              2001    546,101     557,500        27,449                 -       179,080            24,242(5)
& CEO, 1st Source Bank

Wellington D. Jones III               2003    306,500      17,500        18,377                 -        14,422            14,000
Executive Vice President              2002    303,683           -        20,191             4,843        41,538            14,000
1st Source, and President             2001    292,868      38,000        19,420                 -        63,003            15,191
& COO, 1st Source Bank

Allen R. Qualey                       2003    220,000           -         5,415                 -        11,708            14,000
President and COO,                    2002    217,846           -         5,592                 -        34,711            14,000
Specialty Finance Group,              2001    207,846      21,500         5,255                 -        50,754            15,191
1st Source Bank

Richard Q. Stifel                     2003    200,220      10,000         3,066                 -         7,102            14,000
Executive Vice President,             2002    196,724           -         5,764               562        20,036            14,000
Business Banking Group,               2001    191,303      12,500         5,404                 -        30,944            15,191
1st Source Bank

John B.  Griffith(6)                  2003    217,913      20,000         3,109                 -        17,433            14,000
Senior Vice President,                2002    210,972      20,000         3,471                 -         5,693             9,053
General Counsel and Secretary         2001    138,462      20,000        37,179            25,000             -                 -

(1) Mr. Murphy, Mr. Jones, Mr. Qualey and Mr. Stifel signed employment agreements in April 1998. Mr. Griffith signed an employment agreement in March 2001. Mr. Murphy's agreement provides for a $570,000 base salary at December 31, 2003, with annual increases of not less than 5% each year, and cash bonus payments based on a formula computed in a manner similar to the awards to executives under the Executive Incentive Plan and Long-Term Executive Award Program. Mr. Murphy waived his right to a base salary increase in 2003. Under the other four agreements, Mr. Jones, Mr. Qualey, Mr. Stifel and Mr. Griffith receive base salaries of $306,500, $220,000, $204,000 and $230,000, respectively, at December 31, 2003, with annual increases each year as may be determined by 1st Source, and cash and stock bonuses determined under the Executive Incentive Plan and the Long-Term Executive Award Program. The agreements permit gross-up payments necessary to cover possible excise tax payments by the Executives and to reimburse the Executives for legal fees that might be expended in enforcing the agreements' provisions or contesting tax issues relating to the agreements' parachute provisions. Mr. Murphy's agreement is a five-year agreement which is extended an additional year each year unless either party gives notice not to extend. The agreements for Mr. Jones, Mr. Qualey and Mr. Stifel expire on December 31, 2004. Mr. Griffith's agreement expires on March 31, 2004. In each case their agreement will be extended from year to year thereafter unless either party gives notice not to extend. If any of the Executives terminate employment because of any adverse change in their status, he will continue to receive his base salary for a period of twelve months after his termination. If any of the Executives terminate employment within one year of a change in control (which term includes any third party which becomes beneficial owner of 50%, or in the case of Mr. Murphy, 20% or more of the outstanding stock of 1st Source, the election of a majority of new directors in connection with a sale, merger, other business combination or contested Board of Directors election, or any approval of any transaction which results in a disposition of substantially all of the assets of 1st Source), he will receive severance pay in cash equal to 2.99 times his "Annualized Includable Compensation" (as defined under the Internal Revenue Code of 1986, as amended.) The agreements also include restrictive covenants which provide, among other things, that the Executives not compete with 1st Source in bank or bank-related services within certain designated counties of Indiana or divulge confidential information or trade secrets for a twenty-four month period (in the agreement of Mr. Griffith, an unlimited period with respect to confidential information or trade secrets) after termination of employment. In the event of disability, the Executives will receive their base salary for up to one year, in addition to other disability programs in effect for all officers of 1st Source.

(2) 1st Source has an Executive Incentive Plan (the "Plan") and the 1998 Performance Compensation Plan which are administered by the Executive Compensation Committee (the "Committee") of the Board. Awards under the Plan consist of cash and "Book Value" and "Market Value" shares of Common Stock. "Book Value" shares are awarded annually on a discretionary basis and typically are subject to forfeiture over a period of five (5) years. In 2003, the Executive Compensation Committee extended, subject to Board and shareholder approval, the forfeiture period for the award made in 1997 by four (4) years for all members of the Executive Incentive Plan except Mr. Murphy, Mr. Jones and Mr. Qualey, who forfeited the remaining 20% of that award. It also extended the forfeiture period for the awards made in 1998, 1999, 2000 and 2001 by four (4) years for all members of the Executive Incentive Plan except Mr. Murphy, who forfeited the remaining 60% of the 1998 award in January 2004. "Book Value" shares may only be sold to 1st Source, and such sale is mandatory in the event of death, retirement, disability or termination of employment. 1st Source may terminate or extend the Plan at any time. During February 2001 and February 1996, 1st Source granted special long-term incentive awards (the "Awards") to participants in the Executive Incentive Plan administered by the Committee. The 2001 Award was granted for the attainment of the company's long-term goals for 2000, which were set in 1995. The 1996 Award was granted for the attainment of the company's long-term goals for 1995 which were set in 1990. Each Award was split between cash and 1st Source Common Stock valued at the market price at the time of the award. Such shares are subject to forfeiture over a period of ten (10) years. The first 10% of these shares was vested at the grant of the Award. Subsequent vesting requires (i) the participant to remain an employee of 1st Source and (ii) that 1st Source be profitable on an annual basis based on the determination of the Committee.

     1st Source also has a Restricted Stock Award Plan (the "Restricted Plan") for key employees. Awards under the Restricted Plan are made to employees recommended by the Chief Executive Officer and approved by the Committee. Shares awarded under the Restricted Plan are subject to forfeiture over a four (4) to ten (10) year period. Vesting is based upon meeting certain criteria, including continued employment by 1st Source.

     The bonus amounts shown represent the annual cash awards under the Plan, the 1998 Performance Compensation Plan and other cash bonuses. Vested stock under the Plan, the Awards and the Restricted Plan are included in the LTIP Payouts column. The value placed on "Book Value" shares is the book value per share as of December 31 of each year. The value placed on market value shares is market value as of December 31 of each year. Mr. Murphy receives this vested amount in cash.

     Unvested stock holdings under the Plan, the Awards and the Restricted Plan as of December 31, 2003, are as follows:

                                 BOOK VALUE       MARKET VALUE    CALCULATED
NAME                               SHARES            SHARES         VALUE
--------------------------------------------------------------------------------
Christopher J. Murphy III          23,993            12,456       $632,382
Wellington D. Jones III            14,328             4,472        313,835
Allen R. Qualey                    10,718             3,748        243,426
Richard Q. Stifel                   6,917             1,926        146,497
John B. Griffith                    2,675             3,609        118,263

(3) Amounts shown in All Other Compensation for Mr. Jones, Mr. Qualey, Mr. Stifel, and Mr. Griffith represent 1st Source contributions to defined contribution retirement plans.

(4) Mr. Murphy did not receive a cash bonus for 2003. The amount in the "All Other Compensation" column for Mr. Murphy largely relates to termination at the end of 2003 of the split-dollar insurance benefit for which 1st Source has been obligated to Mr. Murphy since 1998. Because of changes in the tax treatment and other regulations affecting split-dollar insurance arrangements, 1st Source and Mr. Murphy agreed to terminate the existing split-dollar insurance benefit on terms that also satisfied the company's obligation to him under the 1998 Performance Compensation Plan. Mr. Murphy earned a bonus for 2003 under the 1998 Performance Compensation Plan of $478,850. At the direction of the Executive Compensation Committee of the Board, and by agreement with Mr. Murphy, the company's obligation for such bonus, as well as its obligation to fund premiums for the life insurance benefit, were fully satisfied by the company's assignment to Mr. Murphy (or his designee) of its right to receive repayment out of any death benefit of the aggregate amount of previously funded premiums for the policy. $963,487 of the $977,487 included in All Other Compensation for 2003 for Mr. Murphy directly relates to the termination of the split-dollar arrangement. Of the $963,487, $758,478 reflects the value of the premium receivables assigned to Mr. Murphy. The company paid the remaining $205,009 to satisfy a loan against the cash surrender value of the policy used by Mr. Murphy's designee trust to fund the 2002 premium for the policy. In connection with termination of the split-dollar arrangement, Mr. Murphy will incur tax liability on the $963,487 distribution. Because the taxes were not envisioned when 1st Source awarded the split-dollar insurance benefit to Mr. Murphy in 1998, the Executive Compensation Committee also decided to reimburse Mr. Murphy for his payment of such taxes. The Committee and Mr. Murphy agreed that any amounts up to $656,000 he may earn in 2004 or subsequent years, if needed, under the 1998 Performance Compensation Plan will also serve to satisfy the Company's commitment to reimburse this additional tax liability. The foregoing, including final payment of the tax liability either in 2004 or a subsequent year, fully satisfies all obligations to Mr. Murphy for the split-dollar insurance benefit. The remaining $14,000 shown in All Other Compensation represents 1st Source contributions to defined contribution retirement plans.

(5) The amount of All Other Compensation for 2001 includes $9,051 representing the deemed value of the benefit received in 2001 determined for the period from the payment of premiums in 2001 until the obligation to repay such premiums was reassigned to Mr. Murphy in 2003. See footnote 4. This amount is reduced from $105,369, the amount shown for such value in prior years. Such value was presented in prior years based on the actuarial value of an interest free loan from the time the premium was advanced to the time the premium was actuarially projected to be repaid years hence. The result was that the compensation deemed received by Mr. Murphy in prior years appeared higher because of this assumption which is no longer valid. 1st Source did not pay premiums for Mr. Murphy under the split dollar insurance plan in 2002. The remaining $15,191 and $14,000 shown in All Other Compensation in 2001 and 2002 for Mr. Murphy represent 1st Source contributions to defined contribution retirement plans.

(6)  Mr. Griffith became an executive officer in 2001.

             EXECUTIVE INCENTIVE PLAN-- AWARDS FOR LAST FISCAL YEAR

                                     NUMBER OF          PERFORMANCE PERIOD
NAME                             BOOK VALUE SHARES       UNTIL PAYOUT (1)
--------------------------------------------------------------------------
Wellington D. Jones III               1,153                5 years
Richard Q. Stifel                       659                5 years
John B. Griffith                      1,317                5 years


(1) Vesting of awards is tied to 1st Source achieving targeted annual increases in net income over the next five years. Twenty percent (20%) of the award vests each year based on attaining the performance.

                              PENSION PLAN BENEFITS

Annual pension benefits payable to executive officers after their retirement under annuity contracts received from the terminated Pension Plan are as follows:

                                                       ANNUAL PENSION
NAME                                                      BENEFITS
----------------------------------------------------------------------
Christopher J. Murphy III                                 $17,078
Wellington D. Jones III                                     6,694
Richard Q. Stifel                                           3,879

                     EXECUTIVE COMPENSATION COMMITTEE REPORT


1st Source officers are reviewed annually by their immediate supervisor. Due to the performance of the Company in 2002, the salary review for members of the Bank's Policy Committee was delayed by at least six months. Reviews for the three most senior officers were delayed by at least one year. The review includes an assessment of management performance and achievement of individual, group and Company goals.

The performance review is a normal part of 1st Source's Salary Administration Program. Positions are rated and placed in a salary range. Annually, with the Board's approval, management establishes a salary performance grid that sets the range of merit increases that may be given to officers depending on their individual performance and their position (lower, middle or upper third) in their respective salary range.

The categories of performance under the Company's review program are:

o    Substantially and consistently exceeds job requirements
o    Often exceeds job requirements
o    Meets and sometimes exceeds job requirements
o    Meets some job requirements, improvement is required
o    Does not meet minimal job requirements

Management awards salary increases as determined under the guidelines of the Salary Administration Program in conformance with the salary performance grid in effect for the year and the annual budget.

All of the officers reported herein, including Mr. Murphy, are under the 1st Source Salary Administration Program. In his case, he is evaluated by us against a series of objectives set in the Company's annual budget plan and in its long-term strategic plan as annually approved by our full Board. In January 2003, we reviewed Mr. Murphy's salary. Under his employment contract described elsewhere in this proxy statement, Mr. Murphy has a right to receive a minimum annual increase of 5%. Mr. Murphy waived his right to a 5% increase for this review due to the Company's 2002 credit performance and recommended to us that he be given no increase. We accepted his recommendation and no increase was granted. In January 2004, Mr. Murphy again waived his rights under the contract to a 5% increase and asked that his review be delayed until the second quarter of 2004. We accepted his recommendation. Consequently, no increase was given, and he may be reviewed in the second quarter of 2004.

Bonuses under 1st Source's Executive Incentive Plan (EIP) are determined annually following the close of the year. The bonus is calculated based on the officer's "partnership level" adjusted for the Company's performance relative to plan and for the individual's performance relative to weighted objectives set at the beginning of the year. In Mr. Murphy's case, the base bonus is calculated at a "partnership level" of 25% of his salary. For each 1% that the Company varies from its profit plan for the year, the base bonus is adjusted up or down by 2.5%. Since the Company performed well below its plan for the year, Mr. Murphy asked that no award be made him under the Company's Executive Incentive Plan. We accepted his recommendation and no award was made in 2004 for 2003 performance.

Also, under the EIP, 50% of the Executive Incentive Plan bonus is paid in cash at the time of the award. The other 50% is paid in book value stock and is subject to forfeiture over the succeeding five (5) years. The forfeiture lapses ratably for each year the employee remains with the Company and for each year, or period of years, the Company grows its net income by a targeted minimum per year. During this period, the "at risk" portion of the bonus, delineated in book value stock, is transferred to the participant as the forfeiture period lapses. In Mr. Murphy's case, while determined in book value stock, the award is paid in cash as the forfeiture lapses. Due to the Company's performance in 2002, the remaining 20% of the award made in 1997 would be forfeited. Last year Mr. Murphy asked that the forfeiture period for these awards be extended for four (4) years for all members of the Executive Incentive Plan except himself, Mr. Jones, and Mr. Qualey, as they are the most senior officers of the Corporation with credit and management authority and should bear full responsibility for the Company's performance. The recommendation for the extension was made in an effort to encourage the management team throughout the Company to accelerate their efforts to return 1st Source to its former earnings levels. We approved this extension, as did the Board of Directors, and the Shareholders. We also extended the forfeiture period for the awards made in 1998, 1999, 2000 and 2001 by four (4) years for all members of the Executive Incentive Plan except Mr. Murphy, who forfeited the remaining 60% of the 1998 award in January 2004.

Mr. Murphy was also eligible for a cash bonus under the 1998 Performance Compensation Plan previously approved by the Shareholders and based on goals established by us at the beginning of 2002. For 2002, the award level set was 2.5% of net income, or the same percentage as set for the 3 previous years. However, due to the continuing credit problems experienced by the Company, Mr. Murphy recommended that no award be made and waived his right to receive any. The Committee concurred and no award was made in 2002. For 2003, Mr. Murphy was to receive 2.5% under the 1998 Plan. Due to the Company's inability to continue to provide the Split-Dollar Insurance program originally agreed to in 1998, Mr. Murphy and 1st Source agreed to terminate the split-dollar arrangement on terms that also satisfied the Company's obligation to him under the 1998 Performance Compensation Plan. Under the terms of that plan, Mr. Murphy earned a bonus of $478,850. Mr. Murphy waived payment of the cash bonus but agreed to accept the transfer of the Company's right to recoup its premium payments previously made under the split-dollar plan as an in-kind payment under the 1998 Performance Compensation Plan. This allowed the Company to meet its obligation under the Plan, provide a benefit to Mr. Murphy that it had been obligated to since 1998, and release the Company from having to make any further payments for the split-dollar insurance. All this had become necessary due to changes in tax treatment and other regulations affecting split-dollar insurance arrangements. The distribution of the Company's interest of $963,487 in future cash benefits is taxable to Mr. Murphy. Since taxes were not envisioned when 1st Source awarded the split-dollar insurance benefit to Mr. Murphy in 1998, as it was a tax advantaged plan, we agreed to reimburse Mr. Murphy for payment of such tax. Any amounts up to his tax liability of $656,000 that he may earn in 2004 (or subsequent years, if needed) under the 1998 Performance Compensation Plan, which was set at 2.5% of net income for 2004, will serve to satisfy the Company's commitment to reimburse this additional tax liability.


                        EXECUTIVE COMPENSATION COMMITTEE

                           Timothy K. Ozark, Chairman

                William P. Johnson                     Rex Martin
                Richard J. Pfeil

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The persons named above were the only persons who served on the Executive Compensation Committee of the Board of Directors during the last fiscal year.

                        OPTION GRANTS IN LAST FISCAL YEAR

There have been no option grants to executive officers in the last fiscal year.


                        AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND DECEMBER 31, 2003 OPTION VALUES



(a)                                    (b)             (c)                      (d)                                (e)
                                                                             NUMBER OF                    VALUE OF UNEXERCISED
                                                                         SECURITIES UNDERLYING                 IN-THE-MONEY
                                                                        UNEXERCISED OPTIONS AT                 OPTIONS AT
                                                                          DECEMBER 31, 2003                DECEMBER 31, 2003
                                SHARES ACQUIRED      VALUE
NAME                              ON EXERCISE       REALIZED        EXERCISABLE     UNEXERCISABLE     EXERCISABLE      UNEXERCISABLE
------------------------------------------------------------------------------------------------------------------------------------
Christopher J. Murphy III                   -       $      -          288,890                -        $2,275,944               -
Wellington D. Jones III                 4,569         44,950           70,050                -            45,113               -
Allen R. Qualey                         6,545         29,742           97,063                -           301,009               -
Richard Q. Stifel                           -              -           66,049                -           315,218               -
John B. Griffith                            -              -            8,334           16,666                 -               -


                                    COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                                AMONG 1ST SOURCE, NASDAQ MARKET INDEX AND PEER GROUP INDEX**

                        31-Dec-98       31-Dec-99       31-Dec-00       31-Dec-01       31-Dec-02       31-Dec-03
-----------------------------------------------------------------------------------------------------------------------------------
1st Source                 100              83              65              78              65              85
Nasdaq Index               100             176             111              88              62              93
Peer Group                 100              83             101             102              98             125

* Assumes $100 invested on December 31, 1998, in 1st Source Corporation common stock, NASDAQ market index, and peer group index.
** The peer group is a market-capitalization-weighted stock index of 101 banking companies in Indiana, Illinois, Michigan, Ohio, and Wisconsin.

NOTE: Total return assumes reinvestment of dividends.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Securities Exchange Act of 1934 requires executive officers and directors to file reports of ownership and changes in ownership of 1st Source Corporation stock with the Securities and Exchange Commission and to furnish 1st Source with copies of all reports filed. Based solely on a review of the copies of such reports furnished to 1st Source and written representations from the executive officers and directors that no other reports were required, 1st Source believes that all filing requirements were complied with during the last fiscal year, except that Mr. Jones, Mr. Qualey, and Mr. Stifel each filed late one report covering one transaction.

                               PROPOSAL NUMBER 2:
        REAPPROVAL OF 1998 PERFORMANCE COMPENSATION PLAN MATERIAL TERMS

1st Source has a 1998 Performance Compensation Plan (the "Plan") previously approved by the shareholders. The purpose of the Plan is to promote the interests of 1st Source and its shareholders through the attraction and retention of executive officers and other key employees (the "Employees"), to motivate the Employees using performance-related incentives linked to performance goals, and to enable the Employees to share in the growth and success of 1st Source. There was one participant in the Plan as of December 31, 2003. The Plan is administered by the Executive Compensation Committee, which is comprised entirely of outside, independent directors and may in its sole and complete discretion grant awards to Employees each year. Payment of awards is not contingent upon 1st Source's ability to deduct the awards.

It is 1st Source's intention that awards made under the Plan constitute "performance-based compensation" as defined by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Performance-based compensation is compensation that is paid solely on the account of the attainment of one or more pre-established, objective performance goals. To meet the Code's definition, the material terms of a performance-based compensation plan must be disclosed to and approved by the shareholders of publicly held corporations such as 1st Source before the compensation is paid. The material terms of the Plan are identical to those previously approved by the shareholders and are described below.

Any awards made to Employees under the Plan will be performance-based compensation subject to the attainment of one or more pre-established objective performance goals including one or more of the following criteria: (i) net income, (ii) pre-tax income, (iii) earnings per share, (iv) return on equity,
(v) return on assets, (vi) Economic Value Added and/or increase in Economic Value Added, (vii) increase in the market price of 1st Source's common stock,
(viii) total shareholder return (stock price appreciation plus dividends), and
(ix) the performance of 1st Source in any of the items mentioned in clauses (i) through (viii) in comparison to the average performance of companies combined into a 1st Source-constructed peer group.

All performance measures, formulas and determination of eligibility for a performance period will be established by the Committee in writing no later than ninety (90) days after the beginning of the performance period or by such other date as may be permitted under the Code. Performance measures may be based on one or more of the business criteria listed above. No performance measures will allow for any discretion by the Committee to increase any award, but discretion to lower awards is permissible. The payment of any award under the Plan to an Employee will be contingent upon written certification by the Committee prior to any such payment that the applicable performance measure(s) relating to the award have been satisfied. The maximum annual award under this Plan to any single Employee will not exceed $5 million in any year.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF REAPPROVAL OF THE MATERIAL TERMS OF THE 1998 PERFORMANCE COMPENSATION PLAN.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The financial statements of 1st Source are audited annually by independent accountants. For the year ended December 31, 2003 and the three (3) preceding years, the audit was performed by Ernst & Young LLP. Fees for professional services provided by Ernst & Young LLP for the last two years were as follows:

                                      2003          2002
--------------------------------------------- ------------
Audit Fees                          $200,500     $185,500
Audit-Related Fees                    94,870       78,500
Tax Fees                              11,610       56,060
Other Fees                                 -            -
--------------------------------------------- ------------
TOTAL                               $306,980     $320,060
==========================================================

Audit fees included fees associated with the annual audit and the reviews of 1st Source's quarterly reports on Form 10-Q. Audit-related fees included fees for pension and statutory audits and accounting consultations. Tax fees included review of 1st Source's federal and state tax returns and tax advice on other federal and state tax issues.

In 2003 the Audit Committee adopted an Audit and Non-Audit Services Pre-Approval Policy covering services performed by 1st Source's independent public accountants. Under this policy the annual audit services engagement terms and fees are subject to the specific pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, company structure, or other matters. Any other services provided by the independent accountants will require specific pre-approval by the Audit Committee unless the type of service has received general pre-approval from the Audit Committee. In addition, a pre-approved type of service will require specific pre-approval if the current year fee level for the type of service will exceed the approved fee level established annually by the Audit Committee. Requests or applications to provide services that require approval by the Audit Committee will be submitted to the Audit Committee by both the independent accountants and the Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC's rules on auditor independence. All fees paid to the independent accountants for their 2003 services were pre-approved by the Audit Committee in accordance with this policy.

Representatives of the firm of Ernst & Young LLP will be available to respond to questions during the Annual Meeting. These representatives have indicated that they do not presently intend to make a statement at the Annual Meeting. Ernst & Young LLP will continue as 1st Source's independent accountants for the year ending December 31, 2004, as approved by the Audit Committee.

                          PROPOSALS OF SECURITY HOLDERS

Proposals submitted by security holders for presentation at the next Annual Meeting must be submitted in writing to the Secretary, 1st Source Corporation, on or before November 7, 2004.

                             ADDITIONAL INFORMATION

As to the proposals presented for approval, a plurality of the shares voted is required for approval.

A COPY OF 1ST SOURCE'S MOST RECENT ANNUAL REPORT ON FORM 10-K WILL BE PROVIDED, WITHOUT CHARGE (EXCEPT FOR EXHIBITS), ON WRITTEN REQUEST TO: TREASURER, 1ST SOURCE CORPORATION, POST OFFICE BOX 1602, SOUTH BEND, INDIANA 46634.

A copy of 1st Source's Annual Report on Form 10-K is furnished herewith to Shareholders for the calendar year ended December 31, 2003, containing financial statements for such year. The financial statements and the Report of Independent Accountants are incorporated by reference in this Proxy Statement.

By Order of the Board of Directors,

John B. Griffith Secretary



South Bend, Indiana
March 19, 2004

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                                    EXHIBIT A

       1ST SOURCE CORPORATION AND 1ST SOURCE BANK AUDIT COMMITTEE CHARTER

PURPOSE -- The purpose of the Audit Committee (the "Committee") of the Board of Directors of 1st Source Corporation and 1st Source Bank (the "Company") is to provide assistance to the Board of Directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to: the integrity of the Company's financial statements; the financial reporting process; the systems of internal accounting and financial controls; the performance of the Company's internal audit function and independent auditors; the independent auditor's qualifications and independence; and the Company's compliance with ethics policies and legal and regulatory requirements. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal auditors, and management of the Company.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties. The company shall provide for appropriate funding for payment of compensation to independent counsel and other advisors employed by the Audit Committee.

COMMITTEE MEMBERSHIP, QUALIFICATIONS AND MEETING SCHEDULE -- The Committee shall be members of, and appointed by, the Board of Directors, on the recommendation of the Executive and Governance Committee, and shall be comprised of at least three directors, each of whom are independent of management and the Company in accordance with the Nasdaq listing standards and rules of the Securities and Exchange Commission. Members of the Committee shall be considered independent as long as they do not accept any consulting, advisory, or other compensatory fee from the Company and are not an affiliated person of the Company or its subsidiaries, and meet the independence requirements of the stock exchange listing standards. All Committee members shall be financially literate, and at least one member shall be an "Audit Committee financial expert," as defined by SEC regulations. Members are appointed annually and serve a one-year term with an expectation that members will serve at least two consecutive terms and preferably three. The Board shall appoint one member of the Committee as its chairperson who will serve for a two-year term. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies. The Committee shall meet at least quarterly, or more frequently as circumstances dictate. The Committee will cause to be kept adequate minutes of its proceedings, and will report its actions to the next meeting of the Board.

DUTIES AND RESPONSIBILITIES -- The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements.

The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior. The following shall be the principal duties and responsibilities of the Audit Committee. These are set forth as a guide with the understanding that the Committee may supplement them as appropriate.


     RESPONSIBILITY FOR RELATIONSHIP WITHIN DEPENDENT AUDITOR
     The Committee shall be directly responsible for the appointment, retention, and termination of the independent auditors (subject, if applicable, to shareholder ratification), and the independent auditors must report directly to the Audit Committee.

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     The Committee  shall be directly  responsible for the oversight of the work of the independent auditors, including resolution of disagreements between management and the auditor regarding financial reporting.

     The Committee shall pre-approve all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to a member of the Audit Committee. The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

     The Committee shall set clear hiring policies for employees or former employees of the independent auditors that meet the SEC regulations and stock exchange listing standards

     At least annually the Committee shall obtain and review a report by the independent auditors describing:

     The firm's quality control procedures.

     Any material issues raised by the most recent internal quality control review, or peer review, of the firm or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

     All relationships between the independent auditor and the Company (to assess the auditor's independence).

     RESPONSIBILITIES WITH RESPECT TO INDEPENDENT AUDITOR, EXTERNAL AUDIT AND FINANCIAL STATEMENTS
     The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation.

     The Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's policies and procedures to assess, monitor, and manage business risk, and legal and ethical compliance programs (e.g., Company's Code of Conduct).

     The Committee shall meet separately periodically with management, the internal auditors, and the independent auditors to discuss issues and concerns warranting Committee attention.

     The Committee shall provide sufficient opportunity for the internal auditors and the independent auditors to meet privately with the members of the Committee.

     The Committee shall review with the independent auditor any audit problems or difficulties and management's response.

     The Committee shall receive a report from the independent auditor, prior to the filing of its audit report with the SEC, on all critical accounting policies and practices of the Company, all material alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent auditor, and other material written communications between the independent auditor and management.

     The Committee shall review management's assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors' report on management's assertion.

     The Committee shall review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

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     The Committee shall review the interim financial statements and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q.

     The Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

     The Committee shall review with management and the independent auditors the financial statements and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

     The Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

     The Committee shall prepare a report to be included in the Company's annual proxy statement, as required by SEC regulations.

     OTHER PERIODIC AND PROCEDURAL MATTERS
     The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the issuer regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters.

     The Committee shall receive corporate attorneys' reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

     The Committee shall, as needed, review with the Company's General Counsel, legal matters that may have a material impact on the financial statements, the Company's compliance policies, and any material reports or inquiries received from regulators or governmental agencies.

     The Committee shall on an ongoing basis review for potential conflict of interest situations and approve all "related party transactions" between the Company and any director, executive officer, shareholder who owns more than 5% of the Company's stock, or director nominee, as such term is defined in Item 404 of SEC Regulation S-K.

     The Committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively.

     The Committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors.

LIMITATION -- Nothing in this charter is intended to alter in any way the standard of conduct that applies to any of the directors under Ind. Code ss. 23-1-35 or ss. 28-13-11, as applicable, as amended, and this charter does not impose, nor shall it be interpreted to impose, any duty on any director greater than, or in addition to, the duties or standard established by such provisions.

ADOPTED BY THE BOARD OF DIRECTORS this 29th day of January, 2004.

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                            1ST SOURCE CORPORATION
                       1998 PERFORMANCE COMPENSATION PLAN

1. PURPOSE. The purpose of the 1st Source Corporation ("Company") 1998 Performance Compensation Plan ("Plan") is to promote the interests of the Company and its shareholders through the (i) attraction and retention of executive officers and other key employees ("Employees") essential to the success of the Company and its subsidiaries; (ii) motivation of Employees using performance-related incentives linked to longer range performance goals and the interests of Company shareholders; and (iii) enabling of the Employees to share in the long term growth and success of the Company.

2. ADMINISTRATION. The Plan will be administered by the Executive Compensation Committee ("Committee") of the Board of Directors of the Company, which will consist of two or more members. The Committee will have the sole, final and conclusive authority to administer, construe and interpret the Plan. All members of the Committee must be non-employee, outside directors as defined in applicable IRS Regulations.

3. ELIGIBILITY. The Committee in its sole and complete discretion will select full-time Employees of the Company and its subsidiaries, who in its opinion, can contribute significantly to the growth and profitability of, or perform services of major importance to, the Company and its subsidiaries. No non-employee director of the Company will be eligible to participate under the Plan. No member of the Committee will be eligible to participate under the Plan.

4. PERFORMANCE-BASED COMPENSATION. Any awards made to Employees under the Plan will be performance-based compensation ("Awards") subject to the attainment of pre-established objective performance goals, including one or more of the following criteria:
(i) net income; (ii) pre-tax income; (iii) earnings per share; (iv) return on equity; (v) return on assets; (vi) Economic Value Added and/or increase in Economic Value Added; (vii) increase in the market price of the Company's common stock; (viii) total shareholder return (stock price appreciation plus dividends); and (ix) the performance of the Company in any of the items mentioned in clauses (i) through (viii) in comparison to the average performance of companies combined into a Company-constructed peer group.

All performance measures, formulas and determination of eligibility for a performance period will be established by the Committee in writing no later than ninety (90) days after the beginning of the performance period or by such other date as may be permitted under Section 162(m) of the Internal Revenue Code of 1986 and the regulations. Performance measures may be based on one or more of the business criteria listed herein. No Award to any single Employee will exceed $5 million in one calendar year. No performance measures will allow for any discretion by the Committee to increase any Award, but discretion to lower Awards is permissible. The payment of any Award under the Plan to an Employee with respect to a relevant performance period will be contingent upon certification by the Committee prior to any such payment that the applicable performance measure(s) relating to the Award have been satisfied. Payment of the award will not be conditioned upon it being deductible by the Company. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on any Award, and the Board may amend the plan in any such respects, as may be required to satisfy the requirements of Section 162(m) of the Internal Revenue Code (or any successor or similar rule relating thereto).

If an Employee's employment with the Company is terminated by reason of death or total and permanent disability that occurs before the end of a Performance Period, the Employee will be entitled to a pro rata award based upon the number of days elapsed at the time of termination. The amount of any Award due a deceased Employee will be paid to the beneficiary designated by the Employee in writing to the Company, or if none, the Employee's Estate.

5. NO EMPLOYMENT CONTRACT. The Plan is not and is not intended to be an employment contract with respect to any of the Employees, and the Company's rights to continue or to terminate the employment relationship of any Employee will not be affected by the Plan.

6. AMENDMENT AND TERMINATION. The Board of Directors of the Company may amend, suspend or terminate the Plan or any portion thereof at any time, but it may not adversely affect the rights of any Employee under an award. Any material amendment will require shareholder approval.

7. INDEMNITY. Each person who is or will have been a member of the Board of Directors or the Committee will be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which they may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such persons in settlement thereof with the Company's approval, or paid in satisfaction of a judgment in any such action, suit or proceeding against them, provided they will give the Company an opportunity, at its own expense, to handle and defend the same before they undertake to handle and defend it on their behalf. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company Articles of Incorporation or Code of By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

8. EXPENSES OF PLAN. The expenses of administering the Plan will be borne by the Company.

9. SUCCESSORS. The Plan will be binding upon the successors and assigns of the Company.

10. TAX WITHHOLDING. The Company will have the right to withhold from the payment of any Award the amount of any federal, state or local taxes which the Company is required to withhold.

11. GOVERNING LAW AND NOTICE. The Plan, and its rules, rights, agreements and regulations, will be governed, construed, interpreted and administered solely in accordance with the laws of the State of Indiana. In the event any provision of the Plan will be held invalid, illegal or unenforceable, in whole or in part, for any reason, such determination will not affect the validity, legality or enforceability of any remaining provision, portion of provision or Plan overall, which will remain in full force and effect as if the Plan has been absent the invalid, illegal or unenforceable provision or portion thereof.

Unless otherwise specifically provided herein, any notice to be given to the Committee under the Plan will be given in writing and will be deemed delivered for all purposes of the Plan if personally delivered to a member of the Committee or mailed to such Committee addressed to the Company by postpaid, certified United States mail.

12. EFFECTIVE DATE AND DURATION OF PLAN. The Plan was adopted on February 19, 1998, by the Executive Committee of the Board of Directors of the Company and will be effective as of that date, subject to shareholder approval at the annual shareholders meeting of the Company to be held in South Bend, Indiana, on April 16, 1998. The Plan will have no termination date, unless otherwise required by law or otherwise terminated by the Committee.


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